UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2020

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement

On November 12, 2020, Sunworks, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on (i) the proposal to adopt the Agreement and Plan of Merger, dated as of August 10, 2020 (the “Merger Agreement”), by and among the Company, The Peck Company Holdings, Inc. (“Parent”), a Delaware corporation, and Peck Mercury, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) (the “Sunworks Merger Proposal”), and (ii) the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Sunworks Merger Proposal (the “Sunworks Adjournment Proposal”), each as described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 15, 2020.

Due to the failure to obtain a quorum at the Special Meeting, the Special Meeting was convened, but no matters were submitted to a vote of the Company’s stockholders. As a result, the proposal to adopt the Merger Agreement did not receive the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the close of business on October 9, 2020, the record date for the Special Meeting (the “Record Date”), and entitled to vote on the Sunworks Merger Proposal. The Sunworks Merger Proposal was therefore not approved by the Company’s stockholders.

As a result of the failure to receive such stockholder approval, on November 12, 2020, in accordance with Section 7.05 of the Merger Agreement, the Company delivered to Parent and Merger Sub a written notice (the “Termination Notice”) terminating the Merger Agreement pursuant to Section 7.02(c) of the Merger Agreement. As a result of the Termination Notice, the Merger Agreement was terminated and the merger contemplated thereby was abandoned.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 12, 2020, the Company held the Special Meeting for stockholders to vote on the Sunworks Merger Proposal and the Sunworks Adjournment Proposal.

As of the Record Date, the Company had outstanding and entitled to vote 16,628,992 shares of common stock issued and outstanding. In order to conduct the business of the Special Meeting, the Company required the presence, virtually or represented by proxy, of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote as of the Record Date. There were present, either virtually or represented by proxy, the holders of 4,362,575 shares of common stock, or approximately 26% of all of the shares entitled to vote at the Special Meeting. Because a quorum was not present at the Special Meeting, no business was conducted and the Company concluded the Special Meeting.

Item 8.01. Other Events.

On November 12, 2020, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated November 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: November 12, 2020	By:	/s / Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chairman of the Board